EXECUTIVE COMPENSATION AND BENEFITS AGREEMENT


Jeff Meder
_____________                                                    Executive
--------------


Cost-U-Less, Inc.
8160 304th Ave. S.E.
Preston, Wa. 98050                                               the Company


1.   Employment.

The Company hereby employs Executive as its President and Chief Executive Officer and Executive hereby accepts this Executive Compensation and Benefits Agreement (together with Attachment A hereto, the "Agreement") in conjunction with his employment with the Company.

2.   Effective Date.

This Agreement is effective as of September 1, 2002 (the "Effective Date"), and shall continue through September 1, 2004, unless extended by mutual agreement or terminated earlier as hereinafter provided.

3.   Duties and Responsibilities.

Executive will, during the term of this Agreement, faithfully and diligently perform all such acts and duties, and have such responsibilities and furnish such services, as are generally associated with and required for the position of President and Chief Executive Officer and such other duties as the Board of Directors of the Company (the "Board") or its designee(s) shall reasonably direct. Executive will devote such time, energy and skill to the business of the Company as shall reasonably be required for the performance of his/her duties. Executive agrees, subject to his election as such, to serve as a director of the Board during his term of employment.

4.   Salary and Bonus.

4.1 Salary. For the first year of this Agreement, Executive will be paid a salary of $250,000 on an annualized basis, payable on regular Company paydays. For each year


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thereafter that this Agreement is in full force and effect, Executive's annual salary shall be reviewed by the Board for adjustment and may be increased as determined appropriate by the Board. Except as specifically stated herein, Executive otherwise will receive the same Company benefits and be subject to the same policies, practices, terms and conditions of employment as are other senior officers of the Company.

4.2 Bonus. In addition to Executive's base salary, Executive is eligible for bonus based on the formula setforth in Exhibit B.

4.3 Car Allowance. Executive shall receive a monthly car allowance of $600 for the term of the Agreement.

4.4 Vacation. Executive shall be eligible for four weeks paid vacation annually during the term of the Agreement.

4.5 Disability Insurance. The Company will pay up to a maximum of $3,000 per year toward Executive's disability insurance premium for the term of this Agreement.

5.   Stock Option Grant.

Executive shall receive a grant of stock options in CUL that will vest in three installments of 66,667 beginning September 1,2002 and then annually in 2003 and 2004, subject to the terms and conditions of the 1998 Stock Incentive Compensation Plan (the "Stock Plan"). The exercise price and vesting schedule are described in Attachment A hereto. Executive shall be eligible for consideration for additional option grants in the sole discretion of the Board and subject to the terms and conditions of the Stock Plan.

6.   Confidential Information, Nonsolicitation and Noncompetition.

Executive shall execute concurrently a Confidentiality, Nonsolicitation and Noncompetition Agreement in the form provided by the Company.

7.   Termination and Severance.

7.1 Either party may terminate the employment relationship and this Agreement at any time and for any reason, provided that the party electing to terminate the employment relationship and this Agreement shall give at least 30 days written notice to the other party.

7.2 Except as specifically provided for in this Agreement, Executive shall not be eligible for severance pay or benefits under any other policy, program, plan, or practice of the Company.


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7.3 If Executive's employment is terminated by the Company other than for cause, as hereinafter defined, or pursuant to Sections 7.6 (disability) or 8 (Change of Control) below, Executive shall receive as severance pay an amount equal to 12 months of Executive's base compensation at the time of termination. As an additional severance benefit, the Company will pay up to 12 months of COBRA premiums or until Executive becomes eligible for comparable group health coverage or Medicare, whichever is earlier. Severance benefits shall not include payment in connection with an award of any stock option or grant, the eligibility for which will be governed solely by the terms of the Stock Plan.

7.4 If Executive's employment is terminated as a result of Executive's death or for cause by the Company or if Executive terminates his employment for any reason, Executive shall not be entitled to severance pay or benefits under this Agreement.

7.5 For purposes of this Agreement, "cause" for termination includes, but is not limited to, the following types of conduct and circumstances: failure to perform Executive's duties under this Agreement; breach of the confidentiality, nonsolicitation and noncompetition provisions of the Confidentiality, Nonsolicitation and Noncompetition Agreement signed by Executive; material violation of any statutory or common law duty of loyalty to the Company; conduct or performance that, in the reasonable judgment of the Company, adversely affects the interests of the Company or any of its affiliated or related entities or injures or tends to injure the reputation of the Company or any of its affiliated or related entities; or conduct that, in the reasonable judgment of the Company, creates a conflict of interest or the appearance of a conflict of interest between Executive and the Company or any of its affiliated or related entities. If the basis for Executive's termination for cause is capable of being cured by Executive within 7 days, the Company will give Executive a 7 day period to cure.

7.6 The Company, in its sole discretion, may elect to terminate this Agreement and Executive's employment in the event Executive is unable or unwilling to perform the essential duties and responsibilities of his position for a period of more than six months due to disability without any obligation on the part of the Company to provide severance pay or benefits to Executive.

7.7 For purposes of this paragraph 7, Executive's employment shall not be considered terminated by the Company solely by reason of a change in Executive's position, duties, responsibilities, compensation, benefits, or location of employment provided Executive remains in a position deemed by the Company to be consistent with his area of expertise and at substantially the same compensation and benefits as described in paragraph 3 above.


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7.8 Severance pay and benefits under paragraph 7 are subject to applicable tax and withholdings and deductions. Severance pay and benefits shall be paid pro-rata on regular Company paydays.

7.9 In addition to the foregoing conditions, eligibility for and receipt of severance pay and benefits under paragraph 7 are subject to Executive executing and not revoking a Separation Agreement and Release of Claims in a form provided to Executive by the Company at the time of termination.

7.10 Severance pay and benefits under paragraph 7 shall not be included as compensation under any retirement plan maintained by the Company or an affiliate unless the retirement plan provides otherwise.

7.11 Notwithstanding the foregoing, Executive shall not be eligible for severance pay and benefits and shall forfeit any outstanding severance pay and benefits under this paragraph 7 if:

     7.11.1 Executive is terminated by the Company and is transferred to or offered employment by an affiliate of the Company within 120 days after termination, unless Executive is no longer in such employment on the 120th day.

     7.11.2 Executive fails to execute any documents or satisfy conditions required by the Company in order to receive severance pay and benefits under this Agreement or fails to return property of the Company or an affiliate within the time period designated by the Company for acceptance of severance pay and benefits.

     7.11.3 Executive fails to execute or breaches any agreement required by the Company, including but not limited to cessation of severance pay and benefits in the event of rehire or reemployment by the Company or an affiliate or cessation and repayment of severance pay and benefits in the event of any material breach of any required confidentiality, nonsolicitation, nondisparagement, assistance to the Company or assistance in defense of litigation agreements or a provision of any Separation Agreement and Release of Claims signed by Executive.

     7.11.4 Executive accepts employment or enters into any business relationship with, or becomes, or acquires ownership of more than a five percent (5%) interest in, a competitor of the Company less than 12 months after termination with the Company.

     7.11.5 Executive is eligible for severance pay and benefits under paragraph 8 of this Agreement.


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8.   Change of Control

8.1 If, following a Change of Control (as hereinafter defined), Executive's employment is terminated by the Company other than for cause within 12 months following such Change of Control or if Executive resigns from employment following a material alteration in Executive's position that has a detrimental impact on Executive (as defined in Section 8.3 below), Executive shall receive as severance pay an amount equal to 12 months of Executive's base compensation. As an additional severance benefit, the Company will pay up to 12 months of COBRA premiums or until Executive becomes eligible for comparable group health coverage or Medicare, whichever is earlier. Severance benefits shall not include payment in connection with an award of any stock option or grant, the eligibility for which will be governed solely by the terms of the Stock Plan. No other severance pay or benefits shall be payable to Executive, including but not limited to severance pay or benefits under paragraph 7 of this Agreement.

8.2 For the purposes of this paragraph 8, a "Change in Control" shall occur if any of the following applies:

     8.2.1 Any "Person," as such term is used in Sections 13(d) and (14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company's then outstanding securities;

     8.2.2 The shareholders of the Company approve a merger or other consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50 percent of the combined voting power of the Company's then outstanding securities;

     8.2.3 A tender or exchange offer is made for the common stock of the Company (or securities convertible into common stock of the Company) and such offer results in a portion of those securities being purchased and the offeror, after the consummation of the offer, is the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act), directly or


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indirectly, of securities representing more than 50 percent of the voting power of outstanding securities of the Company; or

     8.2.4 The Company sells all or substantially all its operating assets to a buyer that is not an affiliate of the Company.

8.3 For the purposes of this paragraph 8, there is a material alteration in the employee's position that has a detrimental impact on the employee if:

     8.3.1 Executive's principal work location is moved more than 50 miles;

     8.3.2 Executive's salary is reduced by at least 15 percent of Executive's base salary and the reduction is not the result of a general reduction in compensation for reasons unrelated to Executive's assignment; or

     8.3.3 There is a material reduction in the scope of Executive's responsibilities or authority.

8.4 Severance pay and benefits under paragraph 8 are subject to tax and other applicable withholdings and deductions. Severance pay and benefits shall be paid pro-rata on regular Company paydays.

8.5 In addition to the foregoing conditions, eligibility for and receipt of severance pay and benefits under paragraph 8 are subject to Executive executing and not revoking a Separation Agreement and Release of Claims in a form provided to Executive by the Company at the time of termination.

8.6 Severance pay and benefits under paragraph 8 shall not be included as compensation under any retirement plan maintained by the Company or an affiliate unless the retirement plan provides otherwise.

8.7 Notwithstanding the foregoing, Executive shall not be eligible for severance pay and benefits and shall forfeit any outstanding severance pay and benefits under this paragraph 8 if:

     8.7.1 Executive receives an offer of severance benefits under any severance plan or program maintained by the Company or an affiliate or enters into any individual severance agreement with the Company or an affiliate that supersedes this Agreement; or Executive is terminated pursuant to paragraph 7 of this Agreement; or Executive voluntarily resigns from employment for any reason that does not constitute a material alteration in Executive's position that has a detrimental impact on Executive (as defined above).


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     8.7.2 Executive fails to execute any documents or satisfy conditions required by the Company in order to receive severance pay and benefits under this Agreement or fails to return property of the Company or an affiliate within the time period designated by the Company for acceptance of severance pay and benefits.

     8.7.3 Executive fails to execute or breaches any agreement required by the Company, including, but not limited to, cessation of severance pay and benefits in the event of rehire or reemployment by the Company or an affiliate, or cessation and repayment of severance pay and benefits in the event of any material breach of any required confidentiality, nonsolicitation, noncompetition, nondisparagement, assistance to the Company or assistance in defense of litigation agreements or a provision of any Separation Agreement and Release of Claims signed by Executive.

     8.7.4 Executive becomes employed by the Company or an affiliate within 120 days after the Change in Control occurs, unless Executive is no longer in such employment on the 120th day.

     8.7.5 Executive accepts employment or enters into any business relationship with, or becomes, or acquires ownership of more than a five percent (5%) interest in, a competitor of the Company less than 12 months after termination with the Company.

9.   General Provisions.

9.1 Except as specifically provided herein, Executive's employment with the Company shall be subject to the same terms and conditions as applicable to other employees of the Company, including but not limited to the right of either party to terminate the employment relationship at any time and for any reason upon prior notice as provided in Section 7.1.

9.2 This Agreement shall be construed in accordance with and governed by the laws of the State of Washington.

9.3 Executive agrees that any dispute (1) concerning the interpretation or construction of this Agreement, (2) relating to any compensation or benefits Executive may claim, or (3) relating in any way to any claim by Executive for reinstatement or reemployment by the Company after execution of this Agreement shall first be submitted to confidential mediation before a mediator selected by the parties. Should any dispute not be resolved through mediation, it shall be submitted and settled exclusively by confidential binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or such comparable rules as may be agreed upon by the parties. The parties shall be responsible for their own costs and legal fees in any mediation or arbitration proceeding. Both parties agree that the procedures outlined in this paragraph are the exclusive methods of dispute resolution.


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9.4 This Agreement and the Confidentiality, Nonsolicitation and Noncompetition
Agreement dated the date hereof contain the entire agreement between Executive and the Company >concerning the subject matters discussed herein. Any modification of this Agreement shall be effective only if in writing and signed by each party or its duly authorized representative. This Agreement supersedes all prior employment agreements between the parties. The terms of this Agreement are contractual and not mere recitals. If, for any reason, any provision of this Agreement shall be held invalid in whole or in part, such invalidity shall not affect the remainder of this Agreement.

9.5 In no event shall the combined amounts of payments hereunder and payments pursuant to the Stock Plan exceed the maximum amount that would be deductible under Internal Revenue Code Section 280G.

9.6 The waiver of any breach of this Agreement by one party shall not constitute waiver by the non-breaching party of any other breach of the Agreement.

9.7 This Agreement is subject to, and conditioned on, ratification of its terms by the Board of Directors of the Company


COST -U- LESS, INC.


By   /s/ George Textor
   ---------------------------------
Its:  Compensation Committee Chairman        Date  October 22, 2002
     --------------------------------              ----------------


/s/ J. Jeffrey Meder
------------------------------------
Executive Signature                          Date  October 22, 2002
                                                   ----------------


Attachment A: Stock Option Vesting and Exercise Price


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                                  ATTACHMENT A


                                VESTING SCHEDULE


The exercise price shall be granted on September 1st, 2002 at fair market value on date of grant.

The option with respect to 66,667 shares shall vest immediately on the date of grant.

The option with respect to an additional 66,667 shares shall vest on September 1,2003.

The option with respect to the final 66,667 shares shall vest on September 1, 2004.

Notwithstanding the foregoing, vesting of the option may accelerate in the event of a Corporate Transaction (as defined in the Stock Plan) in accordance with the terms of the Stock Plan. (See Section 11.)


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                                  ATTACHMENT B


                                BONUS CALCULATION


The Company will pay you a bonus if the Company achieves planed EBITDA LEVELS. The bonus will be based on a target amount of ten percent of your salary for 2002 (to be pro rated for the last two quarters for both salary and EBITDA) and 2003 and will be adjusted up or down depending on the actual level of EBITDA the Company achieves for the calendar year according to the following formula:

                    (Actual EBITDA) - (85% budgeted EBITDA)
                    ---------------------------------------
Annual Bonus =              .20 x (Budgeted EBITDA)              x 10% of salary


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